FOR IMMEDIATE RELEASE

Contact:    Cheryl Johnson
            Vice President, Investor Relations
            NOVOSTE CORPORATION
            (770) 717-6052

                        NOVOSTE ANNOUNCES RESIGNATION OF
                CHIEF OPERATING OFFICER / CHIEF FINANCIAL OFFICER

NORCROSS, GA., March 10, 2000 - Novoste Corporation (Nasdaq: NOVT) announced today that David N. Gill has resigned as the company's Chief Operating Officer and Chief Financial Officer. Mr. Gill had been with Novoste since July 1996.

William A. Hawkins, President and CEO, said, "David has made tremendous contributions to Novoste in the last four years. He had the chance to join a pre-IPO telecommunications company in a very senior level position, and I wish him the best in his new venture."

The Company expects to fill the Chief Financial Officer position in the near future. Until that time, the Company's controller will assume all financial management responsibilities.

Novoste Corporation, based in Atlanta, Ga., is a leader in the emerging field of vascular brachytherapy to reduce the incidence of restenosis. More than 3,000 patients worldwide have now been treated with the Beta-Cath(TM) System, which is commercially available in the European Union, Israel, Turkey, Australia, New Zealand, China, Singapore and India. For more information on the Beta-Cath System or Novoste, please call (770) 717-0904 or visit the company's web site at www.novoste.com.

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